Exhibit 4.1
EXECUTION VERSION
AMR CORPORATION
AND
WILMINGTON TRUST COMPANY, as Trustee
SUPPLEMENTAL INDENTURE
Dated as of September 28, 2009
6.25% Convertible Senior Notes due 2014

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ARTICLE I
RELATION TO INDENTURE; DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Relation to Indenture	1
Section 1.2	Definitions	1
Section 1.3	Other Definitions	7

ARTICLE II

THE SECURITIES

Section 2.1	Applicable Securities	8
Section 2.2	Conversion Agent	9
Section 2.3	Registration, Transfer and Exchange	10
Section 2.4	Outstanding Applicable Securities in the Event of Fundamental Change or Conversion	11
Section 2.5	Interest Payment; Defaulted Interest	12
Section 2.6	Persons Deemed Owners	12
Section 2.7	Cancellation	13
Section 2.8	Global Securities; Legends	13
Section 2.9	Transfer of Global and Non-Global Securities	15

ARTICLE III

PURCHASE UPON FUNDAMENTAL CHANGE

Section 3.1	Purchase of Applicable Securities at Option of the Holder upon Fundamental Change	18
Section 3.2	Effect of Fundamental Change Purchase Notice	21
Section 3.3	Deposit of Fundamental Change Purchase Price	22
Section 3.4	Applicable Securities Purchased in Part	22
Section 3.5	Repayment to the Company	23
Section 3.6	Covenant to Comply with Applicable Securities Laws upon Purchase of Applicable Securities	23

ARTICLE IV

SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.1	Termination and Discharge of Company’s Obligations Under the Indenture	23

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Schedule A	Make Whole Change of Control Table
Exhibit A-1	Form of Applicable Security	A-1-1
Exhibit A-2	Form of Guarantee	A-2-1

          SUPPLEMENTAL INDENTURE, dated as of September 28, 2009, between AMR CORPORATION, a Delaware corporation (the “Company,” as further defined in the Indenture referred to herein) and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the “Trustee,” as further defined in the Indenture referred to herein).
RECITALS OF THE COMPANY
          The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 2004 (as amended or supplemented from time to time, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities.
          Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.
          Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 3.1 of the Indenture.
          The Company has duly authorized the creation of an issue of a series of 6.25% Convertible Senior Notes due 2014 having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Supplemental Indenture.
          The Guarantor (as defined herein) has duly authorized the execution and delivery of the Guarantee (as defined herein) to provide for the guarantee by the Guarantor of the Company’s obligations under the Applicable Securities.
          All things necessary to make the Applicable Securities (as defined herein), when the Applicable Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.
          For and in consideration of the premises and the purchase of the Applicable Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Applicable Securities, as follows:
ARTICLE I
RELATION TO INDENTURE;
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.1 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.
          Section 1.2 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

          (1) capitalized terms used herein without definition shall have the meanings specified in the Indenture;
          (2) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
          (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
          (5) whenever the words “including,” “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”;
          (6) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
          (7) all references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Applicable Security, in each case to the extent applicable to such transaction and as in effect from time to time.
          “Applicable Securities” means any of the Company’s 6.25% Convertible Senior Notes due 2014, as amended or supplemented from time to time.
          “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.
          “Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are authorized or obligated to close.
          “Capital Stock” for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that Person.
          A “Change of Control” means the occurrence of any of the following after the Issue Date:
     (1) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any subsidiary of the Company or the Guarantor, or any Employee Benefit Plan of the Company, the Guarantor, or any of their respective subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act, disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity entitled to vote generally in the election of directors;
     (2) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any subsidiary of the Company or the Guarantor, or any Employee Benefit Plan of the Company, the Guarantor, or any of their respective subsidiaries, becomes (whether by purchase, share exchange, consolidation, merger or otherwise) the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s common equity representing more than 50% of the voting power of the Guarantor’s common equity entitled to vote generally in the election of directors; provided, however, that if such person or group became such a direct or indirect “beneficial owner” of the Guarantor’s common equity as a result of a transaction involving the Company that does not otherwise constitute a Change of Control under this provision, then any beneficial ownership of the Guarantor’s common stock by such person or group shall not be a Change of Control under this clause (2);
     (3) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of either the Company and its subsidiaries, taken as a whole, or the Guarantor and its subsidiaries, taken as a whole, to any Person other than the Company, the Guarantor or one or more of their respective subsidiaries; provided, however, that a transaction where the holders of the Company’s or the Guarantor’s common equity immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change of Control under this clause (3);
     (4) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Company’s Board of Directors (together with any new director whose election by the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason (other than death or disability) to constitute at least a majority of the directors then in office; or
     (5) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Guarantor’s board of directors (together with any new director whose election by the Guarantor’s board of directors or whose nomination for election by the Guarantor’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason (other than death or disability) to constitute at least a majority of the directors then in office.
          A Change of Control shall not be deemed to have occurred in respect of any of the foregoing, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change of Control consists of shares of capital stock (as defined in the following sentence) traded on a United States national securities exchange or quoted on a national automated dealer quotation system or which will be so traded or quoted when issued or exchanged in connection with the Change of Control (these securities being referred to as “Publicly Traded Securities”) and as a result of this transaction or transactions the Applicable Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares. For purposes of this paragraph, the term “capital stock” of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.
          “Closing Sale Price” or “Closing Sale Prices” of Common Stock or any other security on any Trading Day means the reported last sale price per share (or, if no last sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) on such date reported by the NYSE or, if the Common Stock or such other security is not listed for trading on the NYSE, as reported by the principal national securities exchange on which the Common Stock is listed, admitted for trading or quoted or, in the absence of such quotation, such price as the Company shall reasonably determine on the basis of such quotations as the Company reasonably considers appropriate.
          “Common Stock” means the shares of Common Stock, $1.00 par value per share, of the Company as it exists on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          “Debt” means, with respect to the Company or the Guarantor, as applicable, at any date, without duplication, indebtedness for borrowed money.
          “DTC” means The Depository Trust Company, a New York corporation, and any successors and assigns.
          “Employee Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and any Person holding common equity of the Company or the Guarantor pursuant to the terms of any such employee benefit plan.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, as in effect from time to time.

          “Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the means to receive the distribution or participate in the transaction related to the relevant adjustment.
          “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.
          “Global Securities” means any of the Applicable Securities that are in global form.
          “Guarantee” means the guarantee of the Applicable Securities by the Guarantor, which shall be evidenced by a guarantee substantially in the form of Exhibit A-2, which is a part of this Supplemental Indenture.
          “Guarantor” means American Airlines, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the Guarantee and, thereafter, shall mean such successor.
          “Holder” means a Person in whose name an Applicable Security is registered on the Registrar’s books.
          “Indenture” has the meaning set forth in the first recital of this Supplemental Indenture.
          “Issue Date” of any Applicable Security means the date on which the series of Applicable Securities are originally issued pursuant to this Supplemental Indenture.
          “Non-Global Securities” means any Applicable Securities that are not Global Securities.
          “NYSE” means the New York Stock Exchange.
          “Opinion of Counsel” means a written opinion from legal counsel who may be (i) the senior attorney employed by the Company, (ii) Debevoise & Plimpton LLP or (iii) any other counsel designated by the Company and who is reasonably acceptable to the Trustee.
          “Outstanding,” when used with respect to Applicable Securities, means, as of the date of determination, all Applicable Securities theretofore authenticated and delivered under this Supplemental Indenture, except:
          (i) Applicable Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
          (ii) Applicable Securities, or portions thereof, for whose payment money in the necessary amount has been theretofore deposited on the Business Day following a Fundamental Change Purchase Date, or on Stated Maturity, as applicable, with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the

Company (if the Company shall act as its own Paying Agent) for the Holders of such Applicable Securities in accordance with the Indenture or this Supplemental Indenture;
          (iii) Applicable Securities which are converted in accordance with Article VIII of this Supplemental Indenture, from and after the time of conversion on the Conversion Date; and
          (iv) Applicable Securities which have been paid pursuant to Section 3.6 of the Indenture or in exchange for or in lieu of which other Applicable Securities have been authenticated and delivered pursuant to the Indenture and this Supplemental Indenture;
provided, however, in determining whether the Holders of Applicable Securities of the requisite principal amount of the Outstanding Applicable Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption, purchase or for any other purpose, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Applicable Securities owned by the Company, the Guarantor or any other obligor upon the Applicable Securities or any Affiliate of the Company, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Applicable Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Applicable Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Applicable Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Applicable Securities or any Affiliate of the Company, the Guarantor or such other obligor.
          “Stated Maturity,” when used with respect to any Applicable Security, means the date specified in such Applicable Security as the fixed date on which the principal of such Applicable Security is due and payable.
          “Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
          “Supplemental Indenture” means this Supplemental Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the Trust Indenture Act that are deemed to be a part hereof.

          “Termination of Trading” shall be deemed to have occurred if the Common Stock (or other common stock into which the Applicable Securities are then convertible) is not listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).
          “Trading Day” means any day on which the NYSE or, if the Common Stock is not listed on the NYSE, the principal national securities exchange on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the date of this Supplemental Indenture, provided, however, that in the event the Trust Indenture Act is amended after such date, Trust Indenture Act means, to the extent that any such amendment requires that the Trust Indenture Act, as so amended, apply to trust indentures entered into prior to the effective date of such amendment, the Trust Indenture Act as so amended.
          Section 1.3 Other Definitions.

Term	Defined in Supplemental Indenture Section

“Agent Members”	2.9(d)
“Business Combination”	8.14
“Conversion Agent”	2.2
“Conversion Date”	8.2
“Conversion Rate”	8.1
“Event of Default”	5.1(a)
“Expiration Time”	8.8(c)
“Fundamental Change Company Notice”	3.1(b)
“Fundamental Change Purchase Date”	3.1(a)
“Fundamental Change Purchase Notice”	3.1(c)
“Fundamental Change Purchase Price”	3.1(a)
“Interest Payment Date”	2.1(d)
“Notice of Default”	5.1(a)
“Make Whole Change of Control”	8.15(a)
“Make Whole Change of Control Effective Date”	8.15(a)
“Make Whole Change of Control Stock Price”	8.15(b)
“Paying Agent”	7.3
“Reference Property”	8.14
“Register”	2.3
“Registrar”	2.3
“Regular Record Date”	2.1(e)
“Rights”	8.20
“Rights Agreement”	8.20
“Spin-Off”	8.8(b)

ARTICLE II
THE SECURITIES
          Section 2.1 Applicable Securities.
          (a) Title; Form and Dating. There shall be a series of Securities designated the “6.25% Convertible Senior Notes due 2014”. The Applicable Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1, which is a part of this Supplemental Indenture. The Applicable Securities may have notations, legends (including, without limitation, as provided in Section 2.8 of this Supplemental Indenture) or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Applicable Security shall be dated the date of its authentication.
          (b) Unlimited Aggregate Principal Amount. The aggregate principal amount of Applicable Securities that may be authenticated and delivered under this Supplemental Indenture is unlimited. Applicable Securities in the aggregate principal amount of $460,000,000 may be executed by the Company on the Issue Date and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Applicable Securities upon a Company Order, without any further action by the Company hereunder. In addition, subject to the satisfaction of the conditions provided in Section 1.2 of the Indenture, an unlimited aggregate principal amount of additional Applicable Securities with the same terms and conditions and CUSIP number (subject to any temporary CUSIP numbers required by applicable securities laws) as the Applicable Securities, except for date of issuance and, if applicable, issue price and the date of the first Interest Payment Date, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Officers’ Certificate specifying the amount of such additional Applicable Securities to be authenticated and the date on which such additional Applicable Securities are to be authenticated and certifying that all conditions precedent to the issuance of such additional Applicable Securities contained herein have been complied with and that no default or Event of Default would occur as a result of the issuance of such additional Applicable Securities, authenticate and deliver said additional Applicable Securities to or upon a Company Order. Additional Applicable Securities issued in accordance with this Section 2.1(b) shall be consolidated with, and shall form a single series with, the previously outstanding Applicable Securities unless such additional Applicable Securities shall not be treated as fungible with the initial Applicable Securities.
          (c) Principal Payment Dates. The Stated Maturity date for the Applicable Securities is October 15, 2014, unless earlier converted pursuant to Article VIII of this Supplemental Indenture or repurchased pursuant to Article III of this Supplemental Indenture.
          (d) Interest and Interest Rates. The rate of interest on each Applicable Security shall be 6.25% per annum, from the Issue Date or from the most recent date to which interest on such Applicable Security has been paid or duly provided for. Interest shall be payable on each Applicable Security semiannually in arrears on April 15 and October 15 of each year during the term of the Applicable Securities, commencing on April 15, 2010 (each, an “Interest Payment Date”) to Holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.
          (e) Regular Record Dates. The “Regular Record Dates” for the Applicable Securities are April 1 and October 1 (whether or not a Business Day).
          (f) Place of Payment. The Place of Payment where the Applicable Securities may be presented or surrendered for payment, where the Applicable Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Applicable Securities, the Indenture and this Supplemental Indenture may be served shall be as provided in Section 7.2 of this Supplemental Indenture.
          (g) Redemption. The Applicable Securities are not redeemable by the Company prior to the Stated Maturity.
          (h) Denominations. The Applicable Securities shall be issued in denominations of $1,000 and integral multiples thereof.
          (i) Currency. All cash payments of principal, interest and other amounts with respect to the Applicable Securities shall be made in Dollars.
          (j) Registered Securities. The Applicable Securities shall be issued as Registered Securities without coupons.
          (k) Defeasance and Covenant Defeasance. The provisions of Sections 4.4 and 4.5 of the Indenture shall not apply to the Applicable Securities.
          (l) Global Form. The Applicable Securities will be issued in whole in global form and the Depositary for the Applicable Securities shall initially be DTC. Transfers of Global Securities and beneficial interests in Global Securities may be made only as provided in Section 2.9 of this Supplemental Indenture.
          (m) No Sinking Funds. The provisions of Sections 11.1, 11.2 and 11.3 of the Indenture shall not apply to the Applicable Securities.
          (n) Guarantee. The Company’s obligations under the Applicable Securities shall be guaranteed by the Guarantor as provided in the Guarantee.
          (o) Registrar, Paying Agent and Conversion Agent. The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Applicable Securities.
          Section 2.2 Conversion Agent. The Company shall maintain a Place of Payment where Applicable Securities may be presented for conversion (“Conversion Agent”). The Company may have one or more additional conversion agents. The Company shall enter into an appropriate agency agreement with any Conversion Agent that is not also the Trustee. The agreement shall implement the provisions of the Indenture and this Supplemental Indenture that relate to such Conversion Agent. The Company shall notify the Trustee of the name and address of any such Conversion Agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as Conversion Agent and shall be entitled to appropriate compensation therefor pursuant to Section 6.8 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.
          Section 2.3 Registration, Transfer and Exchange. For purposes of the Applicable Securities, Section 3.5 of the Indenture shall be amended to read as follows:
          “Section 3.5 Registration, Transfer and Exchange.
          (a) The Company shall maintain a Place of Payment where Applicable Securities may be presented for registration of transfer or for exchange (“Registrar”). The Company may have one or more co-registrars. The Registrar shall keep a register (the “Register”) of the Applicable Securities and of their transfer and exchange. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar that is not also the Trustee. The agreement shall implement the provisions of this Indenture and the Supplemental Indenture that relate to such Registrar or co-registrar. The Company shall notify the Trustee of the name and address of any such Registrar or co-registrar. If the Company fails to maintain a Registrar, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.8 of this Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Registrar or co-registrar.
          (b) Subject to Sections 2.8 and 2.9 of the Supplemental Indenture:
     (i) Upon surrender for registration of transfer of any Applicable Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the Place of Payment and satisfaction of the applicable requirements set forth in Section 2.9(b) of the Supplemental Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Applicable Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Applicable Securities from the Holder requesting such registration of transfer or exchange.
     (ii) At the option of the Holder, Non-Global Securities may be exchanged for other Applicable Securities of any authorized denomination or denominations, of a like aggregate principal amount, and upon surrender of the Applicable Securities to be exchanged and satisfaction of the requirements set forth in Section 2.9(b)(3) of the Supplemental Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, the Applicable Securities which the Holder making the exchange is entitled to receive.
          (c) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Applicable Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture or the Supplemental Indenture (except, in the case of Applicable Securities to be purchased in part, the portion thereof not to be purchased).
          (d) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Applicable Securities.
          (e) Any Registrar appointed pursuant to Section 3.5(a) of this Indenture shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Applicable Securities upon registration of transfer or exchange of Applicable Securities.
          (f) No Registrar shall be required to make registrations of transfer or exchange of Applicable Securities during any periods designated in the Applicable Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
          The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or the Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Applicable Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.”
          Section 2.4 Outstanding Applicable Securities in the Event of Fundamental Change or Conversion. If the Trustee or any Paying Agent holds, in accordance with the Indenture or this Supplemental Indenture on the Business Day following a Fundamental Change Purchase Date, or on Stated Maturity, money sufficient to pay Applicable Securities payable on that date, then from and after such Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Applicable Securities shall cease to be Outstanding, interest on such Applicable Securities shall cease to accrue and all other rights of the Holder of such Applicable Securities shall terminate other than the right of such Holder to receive payment for such Applicable Security upon delivery of such Applicable Security in accordance with the terms of the Indenture and this Supplemental Indenture.
          If an Applicable Security is converted in accordance with Article VIII of this Supplemental Indenture, then from and after the time of conversion on the Conversion Date, such Applicable Security shall cease to be Outstanding and interest shall cease to accrue on such Applicable Security.

          Section 2.5 Interest Payment; Defaulted Interest. For purposes of the Applicable Securities, the following provisions of the Indenture shall be amended to read as follows:
          (a) Section 3.7(a) of the Indenture shall be amended to read as follows:
          “(a) Interest on any Applicable Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the Person in whose name that Applicable Security is registered at the close of business on each Regular Record Date at the Place of Payment. Each installment of interest on any Applicable Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date. If no such instructions have been received or if the payee is a Holder of less than $1,000,000 aggregate principal amount of the Applicable Securities, the Company may elect to pay the installment of interest by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar’s books. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.”
          (b) Section 3.7(b) shall be amended to insert the words, “which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities”, after the words, “herein called ‘Defaulted Interest’”.
          Section 2.6 Persons Deemed Owners. For purposes of the Applicable Securities, the first three paragraphs of Section 3.8 of the Indenture shall be amended to read as follows:
          “Prior to due presentment of an Applicable Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Applicable Security is registered as the owner of such Applicable Security for the purpose of receiving payment of principal of the Applicable Security or the payment of any Fundamental Change Purchase Price in respect thereof or interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Applicable Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          None of the Company, the Trustee and any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities held by the Depositary, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by the Depositary or any direct or indirect participant of the Depositary of their respective obligations under the rules, regulations, and procedures creating and affecting the Depositary and its operations or any other statutory, regulatory, contractual, or customary procedures governing their operations.”

          Section 2.7 Cancellation. For purposes of the Applicable Securities, Section 3.9 of the Indenture shall be amended to read as follows:
          “Section 3.9 Cancellation. All Applicable Securities surrendered to the Trustee for payment, purchase by the Company pursuant to Article III of the Supplemental Indenture, conversion, registration of transfer or exchange shall be promptly cancelled by the Trustee. If any Applicable Securities are surrendered to the Company or any Person other than the Trustee, they shall be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Applicable Securities previously authenticated and delivered hereunder which the Company may have acquired in any other manner whatsoever, and all Applicable Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Applicable Securities to replace Applicable Securities that have been paid or purchased by the Company pursuant to Article III of the Supplemental Indenture, that the Company has delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article VIII of the Supplemental Indenture. No Applicable Securities shall be authenticated in lieu of or in exchange for any Applicable Securities cancelled as provided in this Section 3.9, except as expressly permitted by this Indenture. All cancelled Applicable Securities held by the Trustee shall be disposed of by the Trustee in its customary manner.”
          Section 2.8 Global Securities; Legends.
          (a) General. Except as provided in this Section 2.8 or Section 2.9 of this Supplemental Indenture, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Non-Global Securities in certificated form and must exercise any rights in respect of their interests, including any right to convert or require purchase of their interests in the Applicable Securities, in accordance with the Applicable Procedures. Each Global Security shall represent such of the Outstanding Applicable Securities as shall be specified therein and each shall represent the aggregate principal amount of Outstanding Applicable Securities from time to time endorsed thereon and the aggregate principal amount of Outstanding Applicable Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company pursuant to Article III of this Supplemental Indenture, transfers, and conversions.
          Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of Outstanding Applicable Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.9 of this Supplemental Indenture and shall be made on the records of the Trustee and the Depositary.
          (b) Book-Entry Provisions. This Section 2.8(b) shall apply only to Global Securities deposited with or on behalf of the Depositary.
          For purposes of the Applicable Securities, the legend in Section 2.4 of the Indenture shall be amended to read as follows:
“UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY

TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE APPLICABLE INDENTURE REFERRED TO IN THIS GLOBAL SECURITY.”
          The Company shall execute and the Trustee shall, in accordance with Section 2.1(b) of this Supplemental Indenture, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear the legends set forth above.
          (c) Non-Global Securities. Non-Global Securities will be issued in certificated form substantially in the form of Exhibit A-1 attached hereto but without the legend set forth in Section 2.8(b) of this Supplemental Indenture.
          (d) ERISA Legend. All Applicable Securities shall bear the following legend:
“ANY PERSON ACQUIRING OR ACCEPTING THIS SECURITY OR AN INTEREST THEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT TO THE COMPANY AND THE TRUSTEE THAT EITHER: (I) NO PORTION OF THE ASSETS USED BY SUCH PERSON TO ACQUIRE AND HOLD THIS SECURITY OR AN INTEREST THEREIN CONSTITUTES ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF

THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE, HOLDING AND CONVERSION OF SECURITIES OR INTERESTS THEREIN BY SUCH PERSON WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”
          Section 2.9 Transfer of Global and Non-Global Securities.
          (a) Notwithstanding any other provisions of the Indenture, this Supplemental Indenture or the Applicable Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(1) below, (B) transfer of a beneficial interest in a Global Security for a Non-Global Security shall comply with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(2) below, (C) transfers of a Non-Global Security shall comply with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(3) below, (D) transfers of a Non-Global Security for a beneficial interest in a Global Security shall comply with Section 3.5 (as amended by Section 2.3 of this Supplemental Indenture) of the Indenture and Section 2.9(b)(4) below and (E) transfers of beneficial interests in Global Securities shall be made in accordance with Section 2.9(b)(5) below.
          No transfer of an Applicable Security to any Person shall be effective under the Indenture, this Supplemental Indenture or the Applicable Securities unless and until such Applicable Security has been registered in the name of such Person.
          (b) Transfer Requirements.
     (1) Restrictions on Transfers of Global Securities. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary, and no such transfer to any such other Person may be registered; provided that this Section 2.9(b)(1) shall not prohibit any transfer of an Applicable Security that is issued in exchange for a Global Security but is not itself a Global Security. Nothing in this Section 2.9(b)(1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.9(b).
     (2) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Non-Global Security. A beneficial interest in a Global Security may not be exchanged for a Non-Global Security except pursuant to Section 2.9(d)(1)(i), (ii) and (iii) of this

Supplemental Indenture and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Non-Global Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Applicable Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Applicable Securities represented by the Global Security to be decreased by the aggregate principal amount of the Non-Global Security to be issued, shall authenticate and deliver such Non-Global Security and shall instruct the Depositary to debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Non-Global Security so issued.
     (3) Transfer and Exchange of Non-Global Securities. When Non-Global Securities are presented to the Registrar with a request:
          (x) to register the transfer of such Non-Global Securities; or
          (y) to exchange such Non-Global Securities for an equal principal amount of Non-Global Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Non-Global Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (4) Restrictions on Transfer of a Non-Global Security for a Beneficial Interest in a Global Security. A Non-Global Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Non-Global Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Applicable Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Non-Global Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Applicable Securities represented by the Global Security to be increased by the aggregate principal amount of the Non-Global Security to be exchanged, and shall instruct the Depositary to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Non-Global Security so cancelled. If no Global Securities are then Outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.
     (5) Restrictions on Transfer of a Beneficial Interest in a Global Security. Transfers of beneficial interests in a Global Security shall only be effected through the Depositary in accordance with this Supplemental Indenture and the Applicable Procedures therefor.
          (c) As used in this Section 2.9, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Applicable Security.
          (d) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:
     (1) Notwithstanding any other provisions of the Indenture, this Supplemental Indenture or the Applicable Securities, except as provided in Section 2.9(b)(1) of this Supplemental Indenture, a Global Security shall not be exchanged in whole or in part for an Applicable Security registered in the name of any Person other than the Depositary; provided that a Global Security may be exchanged for Applicable Securities registered in the name of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary), or (iii) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to subclause (i) of this clause (1) shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (ii) of this clause (1) may be exchanged in whole or from time to time in part as directed by the Depositary. Any Applicable Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Applicable Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (2) Applicable Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Applicable Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Supplemental Indenture or the Applicable Securities.
     (4) In the event of the occurrence of any of the events specified in clause (d)(1)(i), (ii) or (iii) above, the Company will promptly make available to the Trustee a reasonable supply of Non-Global Securities in definitive, fully registered form, without interest coupons.
     (5) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Supplemental Indenture with respect to any Global Security registered in the name of the Depositary or under any such Global Security, and the Depositary may be treated by the Company, the Trustee, the Registrar, the Paying Agent and any agent of the Company, the Trustee, the Registrar or the Paying Agent as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor or the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of the Applicable Procedures or customary practices of such Persons governing the exercise of the rights of a holder of any Applicable Security.
ARTICLE III
PURCHASE UPON FUNDAMENTAL CHANGE
          Section 3.1 Purchase of Applicable Securities at Option of the Holder upon Fundamental Change.
          (a) If there shall have occurred a Fundamental Change, each Holder shall have the right, at the Holder’s option, to require the Company to purchase for cash all or any portion of such Holder’s Applicable Securities in integral multiples of $1,000 principal amount on a Business Day specified by the Company that is not earlier than the 30th and not later than the 60th day following the date the Fundamental Change Company Notice is mailed pursuant to Section 3.1(b) of this Supplemental Indenture, subject to extension to comply with law (the “Fundamental Change Purchase Date”), at a price equal to 100% of the principal amount of the Applicable Securities to be purchased, plus, except as described in the following sentence, any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (such purchase price, the “Fundamental Change Purchase Price”). If the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment

Date, the interest payable on that Interest Payment Date shall be paid to the Holder of record of the Applicable Securities on such Regular Record Date (which may or may not be the same Person to whom the Company shall pay the Fundamental Change Purchase Price), and the Fundamental Change Purchase Price shall equal 100% of the principal amount of the Applicable Securities to be purchased.
          (b) Fundamental Change Company Notice. Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change (the “Fundamental Change Company Notice”) by first-class mail to the Trustee, the Paying Agent and each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:
     (1) the events causing a Fundamental Change and the date of such Fundamental Change;
     (2) the date by which the Fundamental Change Purchase Notice must be given;
     (3) the Fundamental Change Purchase Date;
     (4) the Fundamental Change Purchase Price;
     (5) the name and address of the Paying Agent and the Conversion Agent;
     (6) the Conversion Rate and any adjustments thereto resulting from the Fundamental Change;
     (7) that Applicable Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article VIII of this Supplemental Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;
     (8) that Applicable Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;
     (9) that the Fundamental Change Purchase Price for any Applicable Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn, will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Applicable Security as described in (8);
     (10) the procedures the Holder must follow to exercise rights under this Section 3.1;
     (11) the conversion rights of the Applicable Securities and that Holders who want to convert Applicable Securities must satisfy the applicable requirements set forth in Article VIII of this Supplemental Indenture;

     (12) the procedures for withdrawing a Fundamental Change Purchase Notice;
     (13) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price on Applicable Securities surrendered for purchase, interest on Applicable Securities surrendered for purchase will cease to accrue on and after the Fundamental Change Purchase Date; and
     (14) the CUSIP number of the Applicable Securities.
          At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
          (c) Fundamental Change Purchase Notice. A Holder may exercise its rights specified in Section 3.1(a) of this Supplemental Indenture upon satisfaction of all of the following:
     (1) delivery to the Paying Agent of a duly completed notice (a “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Applicable Security by the close of business on the Business Day prior to the Fundamental Change Purchase Date, stating:
     (A) if certificated Applicable Securities have been issued, the certificate number of the Applicable Security to be delivered by the Holder for purchase;
     (B) the portion of the principal amount of the Applicable Security which the Holder shall deliver for purchase, which shall be $1,000 or an integral multiple thereof; and
     (C) that such Applicable Security shall be purchased pursuant to the terms and conditions specified in the Applicable Securities and in this Supplemental Indenture;
provided, that if a Person holds a beneficial interest in a Global Security, the Fundamental Change Purchase Notice shall comply with the Applicable Procedures.
     (2) the delivery or book-entry transfer of such Applicable Security to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.1 only if the Applicable Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice, as determined by the Company.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Applicable Security to the Paying Agent in accordance with this Section 3.1.
          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.1(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.2 of this Supplemental Indenture.
          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
          The Company shall not be required to comply with this Section 3.1 to repurchase the Applicable Securities in connection with a Fundamental Change if a third party makes the offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article III applicable to an offer to repurchase Applicable Securities in connection with a Fundamental Change and purchases all Applicable Securities validly tendered and not withdrawn under such offer.
          Section 3.2 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.1(c) of this Supplemental Indenture, the Holder of the Applicable Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Applicable Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Applicable Security (provided the conditions in Section 3.1(c) of this Supplemental Indenture have been satisfied) and (y) the time of delivery of such Applicable Security to the Paying Agent by the Holder thereof in the manner required by Section 3.1(c) of this Supplemental Indenture. Applicable Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article VIII of this Supplemental Indenture on or after the date of the delivery of such Fundamental Change Purchase Notice, unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.
          A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Place of Payment in accordance with Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date, specifying:
     (1) if certificated Applicable Securities have been issued, the certificate number of the Applicable Security in respect of which such notice of withdrawal is being submitted,

     (2) the portion of the principal amount of the Applicable Security with respect to which such notice of withdrawal is being submitted, which shall be $1,000 or an integral multiple of $1,000, and
     (3) the principal amount, if any, of such Applicable Security which remains subject to the original Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.
          There shall be no purchase of any Applicable Securities pursuant to Section 3.1 of this Supplemental Indenture if the principal amount of the Applicable Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date.
          Section 3.3 Deposit of Fundamental Change Purchase Price. Prior to 11:30 a.m., New York City time, on the Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 9.3 of the Indenture) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Applicable Securities or portions thereof which are to be purchased as of the Fundamental Change Purchase Date. If the Trustee or any Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of such Applicable Security or portion thereof on the Business Day following the Fundamental Change Purchase Date, in accordance with the terms of this Supplemental Indenture, then from and after such the Fundamental Change Purchase Date, such Applicable Security or portion thereof will cease to be Outstanding and interest on such Applicable Security or portion thereof will cease to accrue, whether or not such Applicable Security or portion thereof is delivered to the Trustee or any Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery of such Applicable Security (together with any necessary endorsements).
          Section 3.4 Applicable Securities Purchased in Part. Any Applicable Security which is to be purchased only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Applicable Security, without service charge, a new Applicable Security or Applicable Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Applicable Security so surrendered which is not purchased.
          The Company shall purchase from the Holder thereof, pursuant to this Section 3.4, a portion of an Applicable Security, provided that the principal amount of such portion shall be $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of an Applicable Security also apply to the purchase of such portion of such Applicable Security.

          Section 3.5 Repayment to the Company. The Trustee and the Paying Agent shall promptly return to the Company any cash that remains unclaimed as provided in paragraph 12 of the Applicable Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 6.3 of the Indenture), held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.3 of this Supplemental Indenture exceeds the aggregate Fundamental Change Purchase Price of the Applicable Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Fundamental Change Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 6.3 of the Indenture).
          Section 3.6 Covenant to Comply with Applicable Securities Laws upon Purchase of Applicable Securities. In connection with any offer to purchase or purchase of Applicable Securities under Article III of this Supplemental Indenture (provided that such offer or purchase constitutes an “Issuer Tender Offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.1 of this Supplemental Indenture to be exercised in the time and in the manner specified in Section 3.1 of this Supplemental Indenture.
ARTICLE IV
SATISFACTION AND DISCHARGE OF INDENTURE
          Section 4.1 Termination and Discharge of Company’s Obligations Under the Indenture. With respect to the Applicable Securities, Section 4.1 of the Indenture shall be amended to read as follows:
          “Section 4.1 Termination and Discharge of Company’s Obligations Under the Indenture. When (i) the Company delivers to the Trustee all Outstanding Applicable Securities (other than Applicable Securities replaced pursuant to Section 3.6 of this Indenture) for cancellation or (ii) all Outstanding Applicable Securities have become due and payable, whether at Stated Maturity, a Fundamental Change Purchase Date or otherwise, and the Company or the Guarantor irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent, as the case may be, cash sufficient to pay all amounts due and owing on all Outstanding Applicable Securities (other than Applicable Securities replaced pursuant to Section 3.6 of this Indenture) and any shares of Common Stock due in respect of converted Outstanding Applicable Securities, and if in either case the Company or the Guarantor pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 6.8 of this Indenture, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.”
ARTICLE V
DEFAULTS AND REMEDIES
          Section 5.1 Defaults and Remedies. For purposes of the Applicable Securities, the following provisions of the Indenture shall be amended to read as follows:
     (a) Section 5.1 of the Indenture shall be amended to read as follows:
     “Section 5.1 Events of Default. An “Event of Default” occurs if:
     (1) the Company defaults in the payment of the principal amount at the Stated Maturity or the Fundamental Change Purchase Price on any Applicable Security, in each case when the same becomes due and payable;
     (2) the Company defaults in payment of any interest under the Applicable Securities when due and such default continues for a period of 30 days;
     (3) the Company fails to deliver shares of Common Stock at the relevant Conversion Rate upon the exercise of a Holder’s conversion right in accordance with Article VIII of the Supplemental Indenture, and such failure continues for a period of 10 days following the applicable settlement date for such conversion;
     (4) the Company fails to comply with any of its agreements in the Applicable Securities, the Supplemental Indenture or this Indenture (other than those referred to in clauses (1), (2) and (3) above) and the Company fails to cure (or obtain a waiver of) such failure for 60 days after receipt by the Company of a Notice of Default as set forth in the third to last paragraph of this Section 5.1;
     (5) default by the Company or the Guarantor with respect to any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the aggregate principal amount of such Debt so accelerated exceeds $50,000,000, and such acceleration has not been rescinded or annulled within a period of 10 days after receipt by the Company of a Notice of Default as set forth in the third to last paragraph of this Section 5.1; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall not be deemed to have occurred;
     (6) the Guarantee ceases to be in full force and effect or is declared null and void or the Guarantor denies that it has any further liability under the Guarantee, or gives notice to such effect (other than by reason of the termination of the Supplemental Indenture or this Indenture or the release or termination of the Guarantee in accordance with its terms) and such condition shall have continued for a period of 30 days after receipt by the Company of written notice of such failure to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Applicable Securities then Outstanding;
     (7) the Company or the Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case or proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or
     (D) makes a general assignment for the benefit of its creditors.
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or the Guarantor in an involuntary case or proceeding, or adjudicates the Company or the Guarantor insolvent or bankrupt;
     (B) appoints a Custodian of the Company or the Guarantor or for all or substantially all of its respective property; or
     (C) orders the winding up or liquidation of the Company or the Guarantor;
     and the order or decree remains unstayed and in effect for 90 days.
          A Default under clause (4) or clause (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Applicable Securities at the time Outstanding notify the Company and the Trustee, of the Default, and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) or clause (5) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
          Notwithstanding the foregoing provisions, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 9.6 of this Indenture (as amended by Section 7.4 of the Supplemental Indenture) and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Applicable Securities at an annual rate equal to 0.25% of the principal amount of the Applicable Securities (“Special Interest”). The Special Interest shall be paid semiannually in arrears, with the first semiannual payment due on the first regular Interest Payment Date following the date on which the Special Interest begins to accrue on the Applicable Securities. If the Company so elects, Special Interest shall accrue on all outstanding Applicable Securities from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations set forth in Section 9.6 of this Indenture (as amended by Section 7.4 of the Supplemental Indenture) or a failure to comply with Section 314(a)(1) of the Trust Indenture Act, first occurs to, but excluding, the 180th day thereafter (or any earlier date on which the Event of Default shall have been cured or waived). On such 180th day (or earlier, if the Event of Default relating to such reporting obligations or Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 180th day), the Special Interest will cease to accrue. In addition, if the Event of Default relating to such reporting obligations or Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 180th day, the Applicable Securities shall be subject to acceleration as provided in Section 5.2 of this Indenture. The provisions described in this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Applicable Securities will be subject to acceleration as provided in Section 5.2 of this Indenture.
          If the Company elects to pay Special Interest in connection with an Event of Default relating to the failure to comply with reporting obligations set forth in Section 9.6 of this Indenture (as amended by Section 7.4 of this Supplemental Indenture) or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, the Company shall notify all Holders of the Applicable Securities and the Trustee and Paying Agent of the election on or before the close of business on the date on which the Event of Default first occurs.”
          (b) Section 5.2 of the Indenture shall be amended to read as follows:
          “Section 5.2 Acceleration; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.1(7) or (8) of this Indenture in respect of the Company or the Guarantor) occurs and is continuing, either the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Applicable Securities at the time Outstanding by notice to the Company and the Trustee, may declare the principal amount and all accrued and unpaid interest, if any, through the date of declaration on all the Applicable Securities to be immediately due and payable. Upon such a declaration, such principal amount, and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 5.1(7) or (8) of this Indenture occurs in respect of the Company or the Guarantor and is continuing, the principal amount, and accrued and unpaid interest, if any, on all the Applicable Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Applicable Securities at the time Outstanding, by notice to the Trustee (and without notice to any other Holder), may rescind any acceleration of the Applicable Securities and its consequences if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of the principal amount, and accrued and unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 6.8 of this Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.”

          (c) Section 5.3 of the Indenture shall be amended to read as follows:
          “Section 5.3 Collection Suit by Trustee. If an Event of Default described in Section 5.1(1) or (2) of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Applicable Securities and the amounts provided for in Section 6.8 of this Indenture.”
          (d) Section 5.4 of the Indenture shall be amended to read as follows:
          “Section 5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Applicable Securities or the property of the Company or of such other obligor or their creditors, to the extent permitted by applicable law, the Trustee (irrespective of whether the principal amount, interest or Fundamental Change Purchase Price shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of the principal, interest or Fundamental Change Purchase Price, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 6.8 of this Indenture) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.8 of this Indenture.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Applicable Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.”
          (e) Section 5.7 of the Indenture shall be amended to read as follows:
          “Section 5.7 Waiver of Past Defaults. Subject to Section 5.2 of this Indenture, the Holders of a majority in aggregate principal amount of the Applicable Securities at the time Outstanding, by notice to the Trustee (and without notice to any other Holder), may, on behalf of all the Holders of the Applicable Securities, (a) waive an existing Default and its consequences except (1) an Event of Default described in Section 5.1(1), (2) or (3) of this Indenture or (2) a Default in respect of a provision that under Section 8.2 of this Indenture cannot be amended without the consent of each Holder affected and (b) waive compliance by the Company with any restrictive provision of this Indenture or the Supplemental Indenture. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 5.7 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.”
     (f) Section 5.10 of the Indenture shall be amended to read as follows:
     “Section 5.10 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture or the Supplemental Indenture, the right of any Holder to receive payment of the principal, interest or Fundamental Change Purchase Price in respect of the Applicable Securities held by such Holder, on or after the respective due dates expressed in the Applicable Securities, and to convert the Applicable Securities in accordance with Article VIII of the Supplemental Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.”
     (g) Section 5.11 of the Indenture shall be amended to read as follows:
     “Section 5.11 Priorities. If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:
     FIRST: to the Trustee for amounts due under Section 6.8 of this Indenture;
     SECOND: to Holders for amounts due and unpaid on the Applicable Securities for the principal, interest or Fundamental Change Purchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Applicable Securities; and
     THIRD: the balance, if any, to the Company or, to the extent the Trustee has collected any amounts pursuant to the Guarantee from the Guarantor, to the Guarantor.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.”
          (h) The second proviso to the first sentence of Section 6.5 of the Indenture shall be deleted.
          (i) The words “Section 5.1(4) or Section 5.1(5)” in Section 6.8(e) of the Indenture shall be replaced with “Section 5.1(7) or Section 5.1(8).”

          Section 5.2 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.2 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.10 of the Indenture or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 5.2 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from the Indenture, as permitted by the Trust Indenture Act.
ARTICLE VI
SUPPLEMENTAL INDENTURES
          Section 6.1 Supplemental Indentures. For purposes of the Applicable Securities, the following provisions of the Indenture shall be amended to read as follows:
          (a) Section 8.1 of the Indenture shall be amended to read as follows:
          “Section 8.1 Without Consent of Holders. Without the consent of any Holder, the Company and the Guarantor, as the case may be, may, and the Trustee shall, at the Company’s request, at any time and from time to time, enter into one or more amendments, modifications or supplements hereto, to the Applicable Securities or to the Guarantee, as applicable, for any of the following purposes:
     (1) to evidence a successor to the Company or the Guarantor, and the assumption by that successor of the Company’s or the Guarantor’s obligations under the Indenture, the Applicable Securities or the Guarantee, as applicable, or otherwise to comply with Article VII of this Indenture or Section 8.14 of the Supplemental Indenture;
     (2) to add to the Company’s or the Guarantor’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or the Guarantor;
     (3) to make any change to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission;
     (4) to add any additional Events of Default;
     (5) to add or change any provisions to such extent as is necessary to permit or facilitate the issuance and trading of the Applicable Securities in global form;
     (6) to evidence and provide for the acceptance of the appointment under this Indenture of separate or successor Trustees, Paying Agents or Conversion Agents;
     (7) to increase the Conversion Rate;

     (8) to make any change that would provide any additional rights or benefits to Holders;
     (9) to secure the Company’s obligations under the Applicable Securities or this Indenture or the Guarantor’s obligations under the Guarantee;
     (10) to cure any ambiguity or inconsistency or correct any mistake in the Applicable Securities, this Indenture or the Guarantee;
     (11) to make any change that does not materially adversely affect the rights of any Holders; or
     (12) to conform the provisions of this Indenture or the Applicable Securities or the Guarantee to the “Description of the Notes” section in the final prospectus supplement provided to investors in connection with the initial offering of the Applicable Securities.
          (b) Section 8.2 of the Indenture shall be amended to read as follows:
          “Section 8.2 With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate principal amount of the Applicable Securities at the time Outstanding, the Company and the Guarantor, as the case may be, may, and the Trustee shall, at the Company’s request, at any time and from time to time, enter into one or more amendments, supplements or modifications hereto, to the Applicable Securities or to the Guarantee, as applicable. However, without the consent of each Holder affected, no such amendment, supplement or modification shall:
     (1) reduce the interest rate or manner of calculation of interest on any Applicable Security or change the time of payment of interest on any Applicable Security;
     (2) make any Applicable Security payable in money or securities other than as stated in the Applicable Security, this Indenture or any applicable supplemental indenture;
     (3) make any change to this Section 8.2;
     (4) reduce the principal amount with respect to any Applicable Security, or change the Stated Maturity of any Applicable Security; or reduce the Fundamental Change Purchase Price of any Applicable Security;
     (5) make any change that adversely affects the right of a Holder to convert any Applicable Security;
     (6) make any change that adversely affects the right of a Holder to require the Company to purchase the Applicable Securities upon a Fundamental Change;

     (7) impair the right to institute suit for the enforcement of any payment with respect to the Applicable Securities or under the Guarantee, or with respect to the conversion of the Applicable Securities;
     (8) reduce the percentage in principal amount of Applicable Securities at the time Outstanding the consent of whose Holders is required for modification or amendment of this Indenture, or for waiver of compliance with certain provisions of this Indenture or waiver of Defaults; or
     (9) release the Guarantor from any of its obligations under its Guarantee other than in accordance with the terms of this Indenture, the Guarantee and any applicable supplemental indenture.
          It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, modification or supplement under this Section 8.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.”
          (c) Section 8.5 of the Indenture shall be amended to read as follows:
          “Section 8.5 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Applicable Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.”
ARTICLE VII
COVENANTS
          Section 7.1 Payment of Applicable Securities. With respect to the Applicable Securities, Section 9.1 of the Indenture shall be amended to read as follows:
          “Section 9.1 Payment of Applicable Securities. The Company shall promptly make all cash payments in respect of the Applicable Securities on the dates and in the manner provided in the Applicable Securities or pursuant to the Supplemental Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or any Paying Agent by 11:30 a.m., New York City time on the payment date, by the Company. Principal, interest and Fundamental Change Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Purchase Date, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or any Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.
          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Applicable Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.”
          Section 7.2 Maintenance of Office or Agency. With respect to the Applicable Securities, Section 9.2 of the Indenture shall be amended to read as follows:
          “Section 9.2 Maintenance of Office or Agency. The Company will maintain in Wilmington, Delaware or the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Applicable Securities may be presented or surrendered for payment, where Applicable Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Applicable Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 1.5 of this Indenture.
          The Company may also from time to time designate one or more other offices or agencies where the Applicable Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Wilmington, Delaware or the Borough of Manhattan, The City of New York, for such purposes.”
          Section 7.3 Money for Securities to Be Held in Trust; Unclaimed Moneys. For purposes of the Applicable Securities, Section 9.3 of the Indenture shall be amended to read as follows:
          “Section 9.3 Moneys for Securities To Be Held in Trust; Unclaimed Moneys. The Company shall maintain an office or agency where Applicable Securities may be presented for purchase or payment (“Paying Agent”). The Company may have one or more additional paying agents. The Company shall enter into an appropriate agency agreement with any Paying Agent that is not also the Trustee. The agreement shall implement the provisions of this Indenture and the Supplemental Indenture that relate to such Paying Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.8 of this Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent.
          The Company shall require each Paying Agent (that is not also the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the making of payments in respect of the Applicable Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, such Paying Agent shall have no further liability for such money.
          The Trustee, the Paying Agent and the Conversion Agent shall return to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee from the Guarantor, to the Guarantor upon written request any money or securities (including shares of Common Stock) held by them for the payment of any amount with respect to the Applicable Securities that remains unclaimed for two years, subject to any mandatory provisions to the contrary under applicable unclaimed property law. After return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.”
          Section 7.4 Reports by the Company. With respect to the Applicable Securities, Section 9.6 of the Indenture shall be amended by adding the following as the ultimate paragraph of Section 9.6 of the Indenture:
          “Notwithstanding the foregoing, the Company shall be deemed to have satisfied the requirements of this Section 9.6 to file with the Trustee any such reports, information and documents if the Company files such reports, information and documents, as the case may be, with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system.”
          Section 7.5 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture or this Supplemental Indenture.
ARTICLE VIII
CONVERSION
          Section 8.1 Conversion Privilege. A Holder of an Applicable Security may convert such Applicable Security into Common Stock at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity. The number of shares of Common Stock issuable upon conversion of an Applicable Security per $1,000 of principal amount thereof (the “Conversion Rate”) shall initially equal 101.0101, subject to adjustment as provided in this Article VIII.
          A Holder may convert a portion of the principal amount of an Applicable Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental

Indenture that apply to conversion of all of an Applicable Security also apply to conversion of a portion of an Applicable Security.
          An Applicable Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such security may be converted only if such notice of exercise is withdrawn in accordance with the terms of Section 3.2 of this Supplemental Indenture.
          Section 8.2 Conversion Procedure. To convert an Applicable Security, a Holder must (1) complete and manually sign the conversion notice set forth on the reverse of the Applicable Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Applicable Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent and (4) pay any transfer or similar tax, if required; provided that a Person that holds a beneficial interest in a Global Security shall comply with the Applicable Procedures. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”).
          On the third Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 8.3 of this Supplemental Indenture. The Company shall determine the number of full shares of Common Stock and the amounts of cash with respect to any fractional share determined as described in Section 8.3 of this Supplemental Indenture and shall set forth such information in an Officers’ Certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.
          Notwithstanding the preceding paragraph, if any calculation required in order to determine the number of shares of Common Stock the Company shall deliver in respect of any conversion under this Section 8.2 is based upon data that shall not be available to the Company on the Conversion Date (including, without limitation, in the event of a conversion immediately following a Spin-Off described in Section 8.8(b) of this Supplemental Indenture, or a tender offer or exchange offer described in Section 8.8(c) of this Supplemental Indenture), the Company shall delay the settlement of such conversion until the third Business Day after the relevant data becomes available.
          The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of an Applicable Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Applicable Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of an Applicable Security, such Person shall no longer be a Holder of such Applicable Security.
          Persons holding beneficial interests in Global Securities may surrender an interest in an Applicable Security for conversion by means of a book-entry delivery in accordance with the Applicable Procedures of the Depositary.
          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article VIII. On conversion of an Applicable Security, that portion of accrued and unpaid interest, if any, attributable to the period from the Issue Date of the Applicable Security or the most recent Interest Payment Date through the Conversion Date with respect to the converted Applicable Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock and cash payment, if any, in lieu of fractional shares, in exchange for the Applicable Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment including cash in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest, if any, on the Applicable Security being converted through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Applicable Security being converted pursuant to the provisions hereof.
          If a Holder converts more than one Applicable Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of the Applicable Securities converted.
          Upon surrender of an Applicable Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Applicable Security in an authorized denomination equal in principal amount to the unconverted portion of the Applicable Security surrendered. Upon conversion of a beneficial interest in a Global Security, the Trustee shall make or cause to be made a notation on such Global Security, and comply with the Applicable Procedures, to reflect a decrease in the aggregate amount of the Applicable Securities represented thereby.
          Holders of Applicable Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date will receive the semiannual interest payable on such Applicable Securities on the corresponding Interest Payment Date notwithstanding the conversion at any time after the close of business on such Regular Record Date. Applicable Securities surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that is to be paid on such Interest Payment Date on the Applicable Securities so converted; provided such payment shall not be required: (1) in connection with a conversion following the Regular Record Date next preceding the Stated Maturity; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any such overdue interest exists at the time of conversion with respect to the Applicable Securities.

          Section 8.3 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of an Applicable Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Closing Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.
          Section 8.4 Taxes on Conversion. If a Holder converts an Applicable Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.
          Section 8.5 Company to Provide Stock. The Company shall, prior to issuance of any Applicable Securities under this Article VIII, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Applicable Securities.
          All shares of Common Stock delivered upon conversion of the Applicable Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.
          The Company will use reasonable best efforts to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Applicable Securities, if any, and will use reasonable best efforts to list or cause to have quoted such shares of Common Stock on the NYSE or, if shares of Common Stock are then not listed on the NYSE, on such other United States national securities exchange or United States over-the-counter market on which the Common Stock is then principally listed or quoted.
          Section 8.6 Adjustment for Change in Capital Stock. Except as set forth in Section 8.14 of this Supplemental Indenture, if, after the Issue Date of the Applicable Securities, the Company:
     (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;
     (b) subdivides its outstanding shares of Common Stock into a greater number of shares;
     (c) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

     (d) combines its outstanding shares of Common Stock into a smaller number of shares; or
     (e) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of an Applicable Security thereafter converted may receive the number of shares of Common Stock or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Applicable Security immediately prior to such action.
          The adjustment shall become effective, in the case of a dividend or distribution described in Section 8.6(a) or (c) above, immediately after the record date of such dividend or distribution. If any dividend or distribution described in Section 8.6 (a) or (c) above is declared but not so paid or made, the new Conversion Rate shall be readjusted, as of the date that is the earlier of (x) the public announcement of such non-payment or (y) the date the dividend or distribution was to have been paid or made, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          The adjustment shall become effective, in the case of a subdivision, combination or classification described in Section 8.6(b), (d) or (e) above, immediately after the effective date in the case of such subdivision, combination or reclassification.
          Section 8.7 Adjustment for Rights Issue. Except as set forth in Sections 8.14 and 8.20 of this Supplemental Indenture, if after the Issue Date of the Applicable Securities, the Company distributes any rights, warrants, options or other securities to all holders of its Common Stock entitling them, for a period expiring within 45 days after the record date of such distribution, to purchase shares of Common Stock at a price per share less than the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be adjusted in accordance with the formula below; provided that if such rights are exercisable only upon the occurrence of a triggering event, then the Conversion Rate will not be adjusted until such triggering event occurs:

R’ =	R (O + N)

O + [(N x P)/M]
          where:
          R’ = the adjusted Conversion Rate.
          R = the current Conversion Rate.
          O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 8.7 is being applied.

          N = the number of additional shares of Common Stock offered pursuant to the distribution.
          P = the offering price per share of the additional shares.
          M = the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants, options or other securities, subject to adjustment as described below.
          For purposes of this Section 8.7, in determining whether any rights, warrants, options or other securities entitle the Holders to subscribe for or purchase, or exercise a conversion right for, Common Stock, at less than the applicable Closing Sale Price of Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants, options or other securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.
          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants, options or other securities to which this Section 8.7 applies. If any shares of Common Stock subject to such rights, warrants, options or other securities have not been issued when such rights, warrants, options or other securities expire (or to the extent such rights, warrants, options or other securities are redeemed by the Company, or otherwise cease to be convertible into, to be exchangeable for or to carry any such right to purchase shares), then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants, options or other securities been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants, options or other securities.
          No adjustment shall be made under this Section 8.7 if the application of the formula stated above in this Section 8.7 would result in a value of R’ that is equal to or less than the value of R.
          Section 8.8 Adjustment for Other Distributions.
          (a) Except as set forth in Section 8.14 of this Supplemental Indenture, if, after the Issue Date of the Applicable Securities, the Company distributes to all holders of its Common Stock any cash, assets (excluding any Capital Stock of a Subsidiary or business unit of the Company referred to in Section 8.8(b) below), or evidences of indebtedness issued by the Company (but excluding any dividends and distributions referred to in Sections 8.6 and 8.7 of this Supplemental Indenture), the Conversion Rate shall be adjusted in accordance with the formula:

R’ =	R x M

M – F

          where:
          R’ = the adjusted Conversion Rate.
          R = the current Conversion Rate.
          M = the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, subject to adjustment as provided herein.
          F = the fair market value on the record date for the distribution to which this Section 8.8(a) applies of cash, assets (excluding any Capital Stock of a Subsidiary or business unit of the Company referred to in Section 8.8(b) below) or evidences of indebtedness to be distributed in respect of each share of Common Stock in the distribution to which this Section 8.8(a) applies (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).
          An adjustment to the Conversion Rate made pursuant to this Section 8.8(a) shall be made successively whenever any such distribution is made and shall become effective on the record date for such distribution. If any distribution described in this Section 8.8(a) is declared but not so paid or made, the new Conversion Rate shall be readjusted, as of the date that is the earlier of (x) the public announcement of such non-payment and (y) the date the distribution was to have been paid or made, to the Conversion Rate that would then be in effect if such distribution had not been declared.
          If, with respect to any distribution to which this Section 8.8(a) otherwise applies, the difference “M-F” as defined in the above formula is less than $1.00 or “F” is greater than “M”, then the adjustment provided by the preceding paragraphs in this Section 8.8(a) shall not be made and in lieu thereof, the following provision shall apply: from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of an Applicable Security that converts such Applicable Security in accordance with the provisions of this Supplemental Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Applicable Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Applicable Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.
          (b) Except as set forth in Section 8.14 of this Supplemental Indenture, if, after the Issue Date of the Applicable Securities, the Company pays a dividend or makes a distribution to all holders of Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be adjusted in accordance with the formula:
R’ = R x (1 + F/M)
          where:
          R’ = the adjusted Conversion Rate.

          R = the current Conversion Rate.
          M = the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on and including the Trading Day after the Ex-Dividend Date.
          F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 8.8(b) applies shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those securities distributed over the ten consecutive Trading Day period commencing on and including the Trading Day after the Ex-Dividend Date.
          An adjustment to the Conversion Rate made pursuant to this Section 8.8(b) shall become effective upon the opening of business on the day after the date fixed for determination of holders of the Common Stock entitled to receive such distribution in the Spin-Off. The Company shall not be required to calculate the conversion rate adjustment relating to any Spin-Off for the Applicable Securities until the third Business Day following the ten consecutive Trading Day period referred to above. If any dividend or distribution described in this Section 8.8(b) is declared but not so paid or made, the new Conversion Rate shall be readjusted, as of the date that is the earlier of (x) the public announcement of such non-payment and (y) the date the dividend or distribution was to have been paid or made, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (c) In the case of a tender or exchange offer (but not including any purchases pursuant to a stock buy-back program that is compliant with Rule 10b-18 of the Exchange Act) made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any transactions solely involving odd lots of shares of Common Stock) that has expired and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to stockholders of consideration per share of Common Stock in cash or other consideration having a fair market value that as of the Expiration Time (as defined below), exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted in accordance with the formula below.

R’ = R x	F + (SP x S’)

SP x S
          where:
          R = the Conversion Rate in effect immediately prior the close of business on the Expiration Time;
          R’ = the Conversion Rate in effect immediately after the Expiration Time;
          F = the fair market value of the aggregate consideration payable to stockholders (up to any maximum specified in the terms of the tender or exchange offer) for shares validly tendered or exchanged and not withdrawn as of the Expiration Time;

          S’ = the number of shares of Common Stock outstanding at the Expiration Time, excluding shares accepted for purchase or exchange pursuant to such tender offer or exchange offer;
          S = the number of shares of Common Stock outstanding at the Expiration Time, including any tendered or exchanged shares; and
          SP = the average of the Closing Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on and including the Trading Day next succeeding the Expiration Time.
          Any adjustment to the Conversion Rate made pursuant to this Section 8.8(c) shall become effective upon the opening of business on the day following the Expiration Time. “Expiration Time” with respect to a tender offer or exchange offer, means the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. Notwithstanding the foregoing, if the Company is obligated to purchase shares pursuant to any tender or exchange offer, but the Company is permanently prevented by applicable law or court or governmental order from effecting any such purchases, or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
          (d) For purposes of this Section 8.8, the Board of Directors shall determine fair market values for the purposes of this Section 8.8, which determination shall be conclusive.
          Section 8.9 When Adjustment May Be Deferred. No adjustment to the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met. Notwithstanding the foregoing, all adjustments not previously made shall have effect and be made upon any conversion of the Applicable Securities.
          All calculations under this Article VIII shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.
          Section 8.10 When No Adjustment Required. For the avoidance of doubt, the Conversion Rate shall only be subject to adjustment for the circumstances and in the manner set forth in Sections 8.6, 8.7, 8.8, 8.12 and 8.15 of this Supplemental Indenture and for no other event or circumstance.
          No adjustment to the Conversion Rate need be made for a transaction referred to in Section 8.6, 8.7 or 8.8 of this Supplemental Indenture if Holders may participate in such transaction on an as-converted basis, as a result of holding the Applicable Securities, at the same time as holders of Common Stock participate, without having to convert their Applicable Securities, as if such Holders held the full number of shares of Common Stock underlying their Applicable Securities; provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

          No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.
          No adjustment need be made for a change in the par value of the Common Stock.
          No adjustment will be made pursuant to this Article VIII that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.
          Section 8.11 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent shall promptly mail such notice to Holders at the Company’s expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
          Section 8.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall file with the Trustee and the Conversion Agent a notice of the increase, and the Conversion Agent will mail such notice to the Holders, at the Company’s expense. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.
          A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 8.6, 8.7, 8.8 or 8.15 of this Supplemental Indenture.
          Section 8.13 Notice of Certain Transactions. If:
     (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 8.6, 8.7 or 8.8 of this Supplemental Indenture (unless no adjustment is to occur pursuant to Section 8.9 or 8.10 of this Supplemental Indenture);
     (b) the Company effects a Business Combination as described in Section 8.14; or
     (c) there is a liquidation or dissolution of the Company;
then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          Section 8.14 Business Combinations. In the case of: (i) any consolidation or merger of the Company with or into any other Person; (ii) any sale, conveyance, transfer or disposition of all or substantially all of the Company’s assets to any Person; or (iii) any binding share exchange which reclassifies or changes the outstanding Common Stock (each event, a “Business Combination”); in each case as a result of which Holders of Common Stock are entitled to receive stock, other securities, other property, assets or cash (or any combination thereof) with respect to or in exchange for Common Stock, then from and after the effective date of the Business Combination, the consideration for the settlement of the conversion obligation shall be based on, and each share deliverable upon conversion in respect of any settlement shall consist of, the kind and amount of shares of stock, other securities or other property, assets or cash (or any combination thereof) that such Holder of Applicable Securities would have owned immediately after such Business Combination if such Holder had converted the Applicable Securities immediately prior to such Business Combination (such consideration, the “Reference Property”). For purposes of the foregoing, where a Business Combination involves a transaction that causes the Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, the consideration shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. The Company shall not become a party to any Business Combination unless its terms are materially consistent with the foregoing provisions. In addition, if a Business Combination is subject to Section 7.1 of the Indenture, the provisions of such Section 7.1 shall also apply. None of the foregoing provisions shall affect the right of a Holder of the Applicable Securities to convert its Applicable Securities prior to the effective date of the Business Combination. For the avoidance of doubt, adjustments to the Conversion Rate set forth under Sections 8.6, 8.7 and 8.8 of this Supplemental Indenture shall not apply to distributions to the extent that the right to convert the Applicable Securities has been changed into the right to convert into Reference Property.
          Section 8.15 Adjustment to Shares Delivered Upon Conversion in Connection with a Make Whole Change of Control. (a) If a transaction described in clauses (1), (2) or (3) under the definition of “Change of Control” occurs (determined after giving effect to any exceptions or exclusions to the definition of Change of Control, but without regard to the proviso in clause (3) of the definition of “Change of Control”, a “Make Whole Change of Control”) and a Holder elects to convert its Applicable Securities in connection with such Make Whole Change of Control, the Company shall increase the Conversion Rate for the Applicable Securities surrendered for conversion if and as required below. The Company shall notify Holders and the Trustee as promptly as practicable following the date a Make Whole Change of Control becomes effective (the “Make Whole Change of Control Effective Date”) (but, in any event, within three Business Days after the effective date of such transaction). A conversion of Applicable Securities shall be deemed for these purposes to be “in connection with” a Make Whole Change of Control if the conversion notice complying with this Article VIII is received by the Conversion Agent from, and including, the Make Whole Change of Control Effective Date and prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date (or, in the case of an event that would have been a Change of Control but for the proviso in clause (3) of the definition of Change of Control, the 30th calendar day immediately following the Make Whole Change of Control Effective Date).

          (b) The number of additional shares by which the Conversion Rate shall be increased shall be determined by reference to the Make Whole Change of Control Table attached as Schedule A to this Supplemental Indenture, which is a part of this Supplemental Indenture, and is based on the Make Whole Change of Control Effective Date and the price paid, or deemed paid, per share of Common Stock in the Make Whole Change of Control (the “Make Whole Change of Control Stock Price”). If the holders of Common Stock receive only cash in a Make Whole Change of Control (other than with respect to appraisal and similar rights), the Make Whole Change of Control Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Make Whole Change of Control Stock Price shall be deemed to be the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Make Whole Change of Control Effective Date.
          (c) The Make Whole Change of Control Stock Prices set forth in the column headings of the Make Whole Change of Control Table in Schedule A to this Supplemental Indenture shall be adjusted as of any date on which the Conversion Rate of the Applicable Securities is adjusted as set forth under Sections 8.6, 8.7, 8.8 or 8.12 of this Supplemental Indenture. The adjusted Make Whole Change of Control Stock Prices shall equal the Make Whole Change of Control Stock Prices applicable immediately prior to the adjustment multiplied by a fraction, (x) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make Whole Change of Control Stock Price adjustment and (y) the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts set forth in the Make Whole Change of Control Table in Schedule A to this Supplemental Indenture shall be adjusted in the same manner as the Conversion Rate as set forth in Sections 8.6, 8.7, 8.8 and 8.12 of this Supplemental Indenture.
          (d) If the actual Make Whole Change of Control Stock Price or the Make Whole Change of Control Effective Date is not set forth in Make Whole Change of Control Table in Schedule A to this Supplemental Indenture, then:
          (i) if the actual Make Whole Change of Control Stock Price on the Make Whole Change of Control Effective Date is between two stock prices in such table or the actual Make Whole Change of Control Effective Date is between two effective dates in such table, the amount of the Conversion Rate adjustment shall be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower Make Whole Change of Control Stock Prices and the earlier and later Make Whole Change of Control Effective Dates, as applicable, based on a 365-day year;
          (ii) if the actual Make Whole Change of Control Stock Price on the Make Whole Change of Control Effective Date exceeds $40.00 per share of Common Stock (subject to adjustment in the same manner as the Make Whole Change of Control Stock Prices as set forth in the column headings of such table), no adjustment to the Conversion Rate will be made; and
          (iii) if the actual Make Whole Change of Control Stock Price on the Make Whole Change of Control Effective Date is less than $8.25 per share of Common Stock (subject to adjustment in the same manner as the Make Whole Change of Control Stock

Prices as set forth in the column headings of such table), no adjustment to the Conversion Rate will be made.
          Notwithstanding the foregoing provisions, the Conversion Rate shall not exceed 121.2120 shares of Common Stock per $1,000 principal amount of the Applicable Securities, subject to adjustment in the same manner as the Conversion Rate as set forth in Sections 8.6, 8.7, 8.8 and 8.12 of this Supplemental Indenture.
          (e) For the avoidance of doubt, Holders who require the Company to repurchase some or all of their Applicable Securities for cash upon the occurrence of a Fundamental Change pursuant to Section 3.1 of this Supplemental Indenture shall not be entitled to an increase in the Conversion Rate pursuant to this Section 8.15 in respect of such Applicable Securities (or portions thereof) tendered for repurchase.
          Section 8.16 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 8.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, 8.12, 8.14 or 8.15 of this Supplemental Indenture is conclusive.
          Section 8.17 Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine whether a supplemental indenture in connection with a Business Combination as described in Section 8.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Applicable Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article VIII. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 8.17 as the Trustee.
          Section 8.18 Simultaneous Adjustments. In the event that this Article VIII requires adjustments to the Conversion Rate under more than one of Section 8.6, 8.7 or 8.8 of this Supplemental Indenture, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 8.6 of this Supplemental Indenture, second, the provisions of Section 8.8 of this Supplemental Indenture and, third, the provisions of Section 8.7 of this Supplemental Indenture.
          Section 8.19 Successive Adjustments. After an adjustment to the Conversion Rate under this Article VIII, any subsequent event requiring an adjustment under this Article VIII shall cause an adjustment to the Conversion Rate as so adjusted.
          Section 8.20 Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Applicable Securities pursuant to this Article VIII shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”), whether or not such rights have separated from the Common Stock at the time of such conversion; provided, that if such Rights Agreement requires that each share of Common Stock issued by the Company (including those that might be issued upon conversion of Applicable Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in the Applicable Securities or this Article VIII, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Applicable Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. Notwithstanding anything to the contrary herein, nothing in this provision is intended to confer on the Common Stock issuable upon conversion of Applicable Securities any right that is different than the rights to which all shares of Common Stock of the Company are entitled to receive.
ARTICLE IX
MISCELLANEOUS
          Section 9.1 Trust Indenture Act Controls. This Supplemental Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Supplemental Indenture refers expressly to such provision of the Trust Indenture Act.
          Section 9.2 Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Applicable Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Trust Indenture Act Section 312(c).
          Section 9.3 Rules by Paying Agent, Conversion Agent and Registrar. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.
          Section 9.4 Calculations. The calculation of the Fundamental Change Purchase Price, Conversion Rate, Closing Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All such calculations made by the Company shall be final and binding on the Company and the Holders absent manifest error. The Trustee, the Paying Agent and the Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations.
          Section 9.5 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE APPLICABLE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
          Section 9.6 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Supplemental Indenture.
          Section 9.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Applicable Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
          Section 9.8 Confirmation of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
          Section 9.9 Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

AMR CORPORATION
By:	/s/ Thomas W. Horton
	Name:	Thomas W. Horton
	Title:	Executive Vice President — Finance and Planning and Chief Financial Officer

[Seal] Attest:
/s/ Kenneth W. Wimberly
Name:	Kenneth W. Wimberly
Title:	Corporate Secretary

WILMINGTON TRUST COMPANY
By:	/s/ Michael G. Oller Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

[Seal] Attest:
/s/ Geoffrey J. Lewis
Title: Senior Financial Services Officer

Schedule A
Make Whole Change of Control Table
          The following table sets forth the number of additional shares, if any, by which the Conversion Rate shall increase per $1,000 principal amount of the Applicable Securities in connection with a Make Whole Change of Control for each Make Whole Change of Control Stock Price and Make Whole Change of Control Effective Date set forth below:

	Make Whole Change of Control Stock Price on
	Make Whole Change of Control Effective Date
	Number of Additional Shares (Increase in Conversion Rate)
Effective
Date	$8.25	$8.50	$9.00	$9.50	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$20.00	$25.00	$40.00

09/28/09	20.2020	19.9875	18.6197	17.5466	16.5472	14.9552	13.5813	12.4427	11.4556	10.6101	7.6657	5.9054	3.2730
10/15/10	20.2020	17.9780	16.5060	15.2108	14.2964	12.8184	11.6160	10.6218	9.7718	9.0518	6.5584	5.0683	2.8378
10/15/11	20.2020	16.6439	14.7670	13.2364	12.0325	10.3777	9.2352	8.3804	7.6802	7.1207	5.1723	4.0104	2.2687
10/15/12	20.2020	16.6370	13.8939	11.8288	10.1850	7.7927	6.4362	5.6401	5.1199	4.7234	3.4392	2.6751	1.5290
10/15/13	20.2020	16.6370	13.5957	10.8158	8.5751	5.3370	3.4057	2.3234	1.9101	1.7252	1.2621	0.9842	0.5674
10/15/14	20.2020	16.6370	10.1010	4.2531	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A-1
[FORM OF APPLICABLE SECURITY]
          ANY PERSON ACQUIRING OR ACCEPTING THIS SECURITY OR AN INTEREST THEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT TO THE COMPANY AND THE TRUSTEE THAT EITHER: (I) NO PORTION OF THE ASSETS USED BY SUCH PERSON TO ACQUIRE AND HOLD A SECURITY OR AN INTEREST THEREIN CONSTITUTES ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE, HOLDING AND CONVERSION OF SECURITIES OR INTERESTS THEREIN BY SUCH PERSON WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
          [FOR SO LONG AS THIS SECURITY IS A GLOBAL SECURITY DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY, IT SHALL BEAR THE FOLLOWING LEGEND:]
          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE APPLICABLE INDENTURE REFERRED TO IN THIS GLOBAL SECURITY.

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AMR CORPORATION
6.25% Convertible Senior Note due 2014

No. [ ___]	Principal Amount $[ ___]
Issue Date: [ ___]	CUSIP: 001765 BC9
ISIN: US001765BC99
          AMR CORPORATION, a Delaware corporation (the “Company,” as further defined in the Indenture referred to herein), promises to pay to [            ] or registered assigns the principal sum of [•] MILLION DOLLARS ($[•]) on October 15, 2014.
          Interest Payment Dates: April 15 and October 15
          Regular Record Dates: April 1 and October 1
          This Security is convertible as specified in Article VIII of the Supplemental Indenture.
          Additional provisions of this Security are as set forth below.
1. Interest.
          The Company promises to pay interest on the principal amount of this Security at the rate per annum of 6.25% from the Issue Date, or from the most recent date to which interest has been paid or duly provided for. The Company will pay interest semiannually in arrears on April 15 and October 15 of each year during the term of this Security, commencing on April 15, 2010 (each an “Interest Payment Date”), to Holders of record at the close of business on each April 1 and October 1 (whether or not a Business Day) (each a “Regular Record Date”) immediately preceding such Interest Payment Date. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Fundamental Change Purchase Price pursuant to Section 3.3 of the Supplemental Indenture or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 7 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 6.25% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
2. Method of Payment.
          Subject to the terms and conditions of the Applicable Indenture, the Company will make payments in respect of Fundamental Change Purchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the

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Securities. The Company will pay any cash amounts in Dollars. However, the Company may make such cash payments by check payable in such money or by wire transfer.
3. Paying Agent, Conversion Agent and Registrar.
          Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Paying Agent, Conversion Agent and Registrar. The address of Wilmington Trust Company is Corporate Trust Office, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in Wilmington, Delaware or the State of New York, City of New York, Borough of Manhattan, which shall initially be The Place of Payment. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.
4. Indenture.
          This Security is issued pursuant to the Indenture, dated as of February 1, 2004 (the “Indenture”), between the Company and the Trustee, as supplemented by the Supplemental Indenture, dated as of September 28, 2009 (the “Supplemental Indenture” and the Indenture, as supplemented by the Supplemental Indenture, the “Applicable Indenture”), between the Company and the Trustee. Capitalized terms used in this Security and not defined herein have the meanings ascribed thereto in the Applicable Indenture. The terms of the Securities include those stated in the Applicable Indenture and those made part of the Applicable Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and the Holder of this Security is referred to the Applicable Indenture and the Trust Indenture Act for a statement of those terms.
          The Securities and the Guarantee are general unsecured and unsubordinated obligations of the Company and the Guarantor. The Applicable Indenture does not limit secured or unsecured indebtedness of the Company or the Guarantor.
5. Purchase by the Company at the Option of the Holder.
          Upon the occurrence of a Fundamental Change, the Company shall be required to make an offer to purchase this Security in accordance with the terms set forth in Article III of the Supplemental Indenture.
6. Conversion.
          This Security is convertible at the option of the Holder on the terms set forth in Article VIII of the Supplemental Indenture.
7. Defaulted Interest.
          Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted

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Interest may be paid by the Company as provided for in Section 3.7 of the Indenture (as amended by Section 2.5 of the Supplemental Indenture).
8. Redemption; Sinking Fund.
          The Security is not redeemable prior to the Stated Maturity or subject to a sinking fund.
9. Make Whole Change of Control.
          Subject to the provisions of the Applicable Indenture, if a Holder elects to convert a Security in connection with a Make Whole Change of Control, the Company will, under certain circumstances, increase the number of shares of Common Stock issuable upon conversion of the Security by a number of additional shares as set forth in Section 8.15 of the Supplemental Indenture.
10. Denominations; Transfer; Exchange.
          The Securities are in fully registered form, without coupons, in principal denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Applicable Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Applicable Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).
11. Persons Deemed Owners.
          The registered Holder of this Security may be treated as the owner of this Security for all purposes.
12. Unclaimed Money or Securities.
          The Trustee, the Paying Agent and the Conversion Agent shall return to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee from the Guarantor, to the Guarantor upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to any mandatory provisions to the contrary under applicable unclaimed property law. After return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

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13. Amendment; Waiver.
          This Security, the Applicable Indenture and the Guarantee may be amended, modified or supplemented, and certain Defaults may be waived, as provided in Article VIII of the Indenture (as amended by Article VI of the Supplemental Indenture).
14. Defaults and Remedies.
          Events of Default are as set forth in Section 5.1 of the Supplemental Indenture.
          A Holder may not enforce the Applicable Indenture or the Securities except as provided in the Applicable Indenture. The Trustee may refuse to enforce the Applicable Indenture or this Security unless it receives indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain limitations set forth in the Applicable Indenture, Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of amounts specified in Section 5.1(1) or (2) of the Applicable Indenture) if a Responsible Officer determines in good faith that withholding notice is in the interests of the Holders.
15. Trustee May Hold Securities.
          The Trustee, any Paying Agent, any Registrar, any Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, the Guarantor and any Affiliate or Subsidiary of either of them with the same rights it would have if it were not Trustee, Paying Agent, Registrar, Conversion Agent or such other agent.
16. No Recourse Against Others.
          No past, present or future director, officer, employee, agent, representative, member, manager, trustee or stockholder, as such, of the Company, the Guarantor or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Guarantor or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Guarantor or any successor Person or any Affiliate of any thereof, under the Securities, the Applicable Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
17. Authentication.
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on this Security.

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18. Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19. GOVERNING LAW.
          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

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          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:	AMR CORPORATION
By:
Name:
Title:

[Seal] Attest:

Name:
Title:

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TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST COMPANY,
as Trustee, certifies that this is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

By:
Authorized Officer
Dated:

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ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security into Common Stock of the Company, check the box:
I or we assign and transfer this Security to

☐

(Insert assignee’s soc. sec. or tax ID no.)	To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the stock certificate made out in another person’s
(Print or type assignee’s name, address and zip code)	name, fill in the form below:

and irrevocably appoint
(Insert other person’s soc. sec. or tax ID no.)
agent to transfer this Security on the books of the
Company. The agent may substitute another to act for him.

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

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[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To: AMR Corporation,
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from AMR Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (1) the entire principal amount of this Security, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.
In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be purchased (if less than all):
$___,000
NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

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EXHIBIT A-2
[FORM OF GUARANTEE]
GUARANTEE
          This Guarantee (as amended, modified or supplemented from time to time, this “Guarantee”), made and entered into as of September 28, 2009, from AMERICAN AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor,” as further defined in the Applicable Indenture referred to herein), to WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (the “Trustee,” as further defined in the Applicable Indenture referred to herein). Defined terms used herein without definition shall have the meanings given to them in the Indenture, dated as of February 1, 2004 (the “Indenture”), between AMR CORPORATION, a Delaware corporation (the “Company,” as further defined in the Applicable Indenture referred to herein), and the Trustee, as supplemented by the Supplemental Indenture, dated as of September 28, 2009 (the “Supplemental Indenture,” and the Indenture, as supplemented by the Supplemental Indenture, the “Applicable Indenture”), between the Company and the Trustee relating to the Applicable Securities (as defined below).
RECITALS
          The Guarantor is the wholly owned subsidiary of the Company and has duly authorized the execution and delivery of this Guarantee to provide for the guarantee by the Guarantor for the benefit of the Holders of the Company’s 6.25% Convertible Senior Notes due 2014 (each, an “Applicable Security” and collectively, the “Applicable Securities”) issued pursuant to the Applicable Indenture.
          For and in consideration of the premises and the purchase of the Applicable Securities by the Holders thereof, the Guarantor does hereby covenant and agree as follows for the equal and ratable benefit of the Holders of the Applicable Securities:
ARTICLE I
REPRESENTATIONS AND WARRANTIES OF GUARANTOR
          SECTION 1.1 Guarantor Representations and Warranties. The Guarantor does hereby represent and warrant that: it is a corporation duly incorporated and in good standing under the laws of the State of Delaware; it has the power to enter into and perform this Guarantee; it has duly authorized the execution and delivery of this Guarantee by proper corporate action; and neither this Guarantee, nor the authorization, execution, delivery and performance hereof, nor the performance of the agreements herein contained nor the consummation of the transactions herein contemplated will violate in any material respect any provision of law, any order of any court or agency of government or any agreement, indenture or other instrument to which the Guarantor is a party or by which it or its property is bound, or in any material respect be in conflict with or result in a breach of or constitute a default under any indenture, agreement or other instrument or any provision of its certificate of incorporation, bylaws or any requirement of law. This Guarantee constitutes the legal, valid and binding

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obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles.
ARTICLE II
GUARANTEE OF OBLIGATIONS
          SECTION 2.1 Obligations Guaranteed. The Guarantor, subject to the terms and conditions set forth in the Applicable Indenture, hereby unconditionally guarantees, on an unsecured basis, (a) to each Holder of an Applicable Security authenticated and delivered by the Trustee or Authenticating Agent in accordance with the terms of the Applicable Indenture, (i) the full and prompt payment of the principal of and interest on such Applicable Security, when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration or otherwise, all in accordance with the terms of such Applicable Security and the Applicable Indenture, (ii) the full and prompt payment of interest on the overdue principal and interest, if any, on such Applicable Security, at the rate specified in the Applicable Indenture but only to the extent lawful and (iii) the performance of all other obligations of the Company to such Holder under such Applicable Security and the Applicable Indenture; and (b) to the Trustee the full and prompt payment upon written demand therefor of all amounts due it in accordance with the terms of the Applicable Indenture. If for any reason the Company shall fail punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration or otherwise. All payments by the Guarantor hereunder shall be made in Dollars.
          SECTION 2.2 Obligations Unconditional. The obligations of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable and shall constitute a continuing and present guarantee of payment and not of collectability. Such obligations shall remain in full force and effect until this Guarantee shall terminate in accordance with the provisions of Section 5.1 hereof, and, to the maximum extent permitted by applicable law, such obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Guarantor:
          (a) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company contained in the Applicable Securities or the Applicable Indenture, or of the payment, performance or observance thereof;
          (b) the failure to give notice to the Guarantor of the occurrence of any default or an Event of Default under the terms and provisions of the Applicable Securities or the Applicable Indenture;
          (c) the assignment or purported assignment of any of the obligations, covenants and agreements contained in this Guarantee (subject to Section 3.1 hereof);

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          (d) the extension of the time for payment of any principal of or interest on the Applicable Securities or of the time for performance of any obligations, covenants or agreements under or arising out of the Applicable Securities or the Applicable Indenture or the extension or the renewal of any thereof;
          (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Applicable Securities or the Applicable Indenture;
          (f) the taking or the omission to take any of the actions referred to in this Guarantee or in the Applicable Indenture;
          (g) any failure, omission or delay on the part of, or the inability of, the Trustee or the Holders of the Applicable Securities for any reason to enforce, assert or exercise any right, power or remedy conferred on the Trustee, such Holders or any other person in this Guarantee or in the Applicable Indenture, or the absence of any action to enforce the Applicable Securities against the Company;
          (h) the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Company or any or all of its assets, or any allegation or contest of the validity of the Applicable Securities or the Applicable Indenture or the disaffirmance of the Applicable Securities or the Applicable Indenture in any such proceeding; it being specifically understood, consented and agreed to, to the maximum extent permitted by applicable law, that this Guarantee shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such proceedings had not been instituted, and it is the intent and purpose of this Guarantee that the Guarantor shall and does hereby waive, to the maximum extent permitted by applicable law, all rights and benefits which might accrue to the Guarantor by reason of any such proceedings;
          (i) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee (subject to Section 3.1 hereof);
          (j) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guarantee;
          (k) the release, substitution or replacement of any security pledged for the benefit of the Holders of the Applicable Securities under the Applicable Indenture;
          (l) the disposition by the Company of any or all of its interest in any capital stock of the Guarantor, or any change, restructuring or termination of the corporate structure,

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ownership, corporate existence or any rights or franchises of the Company (subject to Section 3.1 hereof);
          (m) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or
          (n) any other occurrence whatsoever, whether similar or dissimilar to the foregoing (subject to Section 3.1 hereof).
          SECTION 2.3 No Waiver or Set-Off. The Guarantor agrees that, to the maximum extent permitted by law: (a) no act of commission or omission of any kind or at any time on the part of the Trustee or any Holder of the Applicable Securities, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Trustee or such Holders to enforce any right, power or benefit under this Guarantee; and (b) no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance), which the Guarantor or the Company has or may have against the Trustee or such Holders or any assignee or successor thereof shall be available hereunder to the Guarantor.
          SECTION 2.4 Waiver of Notice; Expenses. The Guarantor hereby expressly waives notice from the Trustee or the Holders of the Applicable Securities of their acceptance and reliance on this Guarantee. The Guarantor further waives, to the maximum extent permitted by law, any right that it may have: (a) to require the Trustee or the Holders of the Applicable Securities to take action or otherwise proceed against the Company; (b) to require the Trustee or the Holders of the Applicable Securities to proceed against or exhaust any security pledged for the benefit of the Holders of the Applicable Securities under the Applicable Indenture; or (c) to require the Trustee or the Holders of the Applicable Securities otherwise to enforce, assert or exercise any other right, power or remedy that may be available to the Trustee or such Holders. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, that may be incurred by the Trustee or the Holders in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee or the Holders of the Applicable Securities following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.
          SECTION 2.5 Subrogation of Guarantor; Subordination. Notwithstanding any payment or payments made by the Guarantor, the Guarantor agrees that it will not enforce, by reason of subrogation, contribution, indemnity or otherwise, any rights the Trustee or the Holders of the Applicable Securities may have against the Company until all of the Applicable Securities guaranteed hereby shall have been finally, indefeasibly and unconditionally paid in full. Any claim of the Guarantor against the Company arising from payments made by the Guarantor by reason of this Guarantee shall be in all respects subordinated to the final, indefeasible, unconditional, full and complete payment or discharge of all of the Applicable Securities guaranteed hereby.
          SECTION 2.6 Reinstatement. This Guarantee shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, or any part

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thereof, made by or on behalf of the Company or the Guarantor in respect of any of the Applicable Securities is rescinded or must otherwise be restored or returned by the Trustee or any Holder of such Applicable Securities for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Company or any substantial part of its properties, or otherwise, all as though such payment had not been made.
          SECTION 2.7 Rights of Holders. The Guarantor expressly acknowledges that: (a) this Guarantee will be deposited with the Trustee to be held for the benefits of the Holders of the Applicable Securities; (b) the Trustee has the right to enforce this Guarantee on behalf of the Holders of the Applicable Securities; (c) the Holders of a majority in aggregate principal amount of the Outstanding Applicable Securities (voting as a class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to this Guarantee, or to waive any default hereunder and its consequences (other than a default in any payment required hereunder); provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Guarantee, (ii) the Trustee may refuse to follow any direction that is unduly prejudicial to the rights of the Holders of the Applicable Securities not consenting, or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (d) notwithstanding anything herein to the contrary, any Holder of an Applicable Security shall have the right to institute any proceeding, judicial or otherwise, to enforce its rights under this Guarantee without first instituting a legal proceeding against the Trustee, the Company or any other Person.
ARTICLE III
COVENANTS OF THE GUARANTOR
          SECTION 3.1 Consolidation or Merger of the Guarantor. The Guarantor may merge or consolidate with or into any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, if: (a) (i) in the case of a merger or consolidation, the Guarantor is the surviving Person or (ii) in the case of a merger or consolidation where the Guarantor is not the surviving Person and in the case of any such sale, conveyance, transfer or other disposition, the resulting, surviving or transferee Person is organized and existing under the laws of the United States or a State thereof and such Person expressly assumes by supplemental agreement all the obligations of the Guarantor under this Guarantee; and (b) the Guarantor shall have delivered to the Trustee a certificate signed by the Chairman or the Vice Chairman of the board of directors of the Guarantor, the President, any Executive Vice President, or any Senior Vice President, signing alone, or by any Vice President signing together with the Corporate Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Guarantor (a “Guarantor Officer’s Certificate”) and an Opinion of Counsel, each to the effect that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this Section 3.1 and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a

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successor Person of the obligations of the Guarantor as provided in clause (a)(ii) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Guarantor hereunder and all such obligations of the Guarantor shall terminate.
          SECTION 3.2 Reports by the Guarantor. During the term hereof, the Guarantor covenants:
          (a) to file with the Trustee, within 30 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
          (b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants provided for in this Guarantee and the Applicable Indenture, as may be required from time to time by such rules and regulations;
          (c) to transmit to all Holders of the Applicable Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to subsections (a) and (b) of this Section 3.2, as may be required by rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act; and
          (d) to deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Guarantor’s compliance with all conditions and covenants under this Guarantee. For purposes of this Section 3.2, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Guarantee.
          Notwithstanding the foregoing, the Guarantor shall be deemed to have satisfied the requirements of this Section 3.2 to file with the Trustee any such reports, information and documents if the Guarantor files such reports, information and documents, as the case may be, with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system.

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ARTICLE IV
NOTICES
          SECTION 4.1 Notices. All notices required under the terms and conditions of this Guarantee shall be in writing and in English, and any such notice may be given by United States registered or certified mail, return receipt requested, courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), to the Guarantor addressed to it at American Airlines, Inc., 4333 Amon Center Blvd., Fort Worth, Texas 76155, Attention: Treasurer. The Guarantor, by notice to the Trustee, may designate additional or different addresses for subsequent notices or communications.
ARTICLE V
MISCELLANEOUS
          SECTION 5.1 Effective Date; Termination. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally upon the date of the initial delivery of and authentication of the Applicable Securities in accordance with the Applicable Indenture. Subject to Section 2.6, this Guarantee shall terminate on such date as the Applicable Indenture is discharged and satisfied as to the Applicable Securities.
          SECTION 5.2 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide the Trustee with such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee that relate to the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of a Guarantor Officer’s Certificate.
          SECTION 5.3 Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee or Holders of the Applicable Securities is intended to be exclusive of any other available remedy or remedies, but, to the maximum extent permitted by law, each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee and Holders of the Applicable Securities to exercise any remedy reserved to them in this Guarantee, to the maximum extent permitted by applicable law, it shall not be necessary to give any notice. In the event any provision contained in this Guarantee should be breached, and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. To the maximum extent permitted by applicable law, no waiver, amendment, release or modification

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of this Guarantee shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties to this Guarantee.
          SECTION 5.4 Limitation of Guarantor’s Liability. Any term or provision of this Guarantee or the Applicable Indenture notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the Guarantor without rendering this Guarantee void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 5.5 Entire Agreement; Counterparts; Successors and Assigns. This Guarantee constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. To the maximum extent permitted by applicable law, this Guarantee shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of, and shall be enforceable by, each of the Holders and the Trustee and its respective successors and permitted assigns.
          SECTION 5.6 Severability. To the maximum extent permitted by applicable law, any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          SECTION 5.7 Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Applicable Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.
          SECTION 5.8 No Recourse Against Others. No past, present or future director, officer, employee, agent, representative, member, manager, trustee or stockholder, as such, of the Company, the Guarantor or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Guarantor or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Guarantor or any successor Person or any Affiliate of any thereof, under the Applicable Securities, the Applicable Indenture or this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting an Applicable Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Applicable Securities.

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          SECTION 5.9 Governing Law. THIS GUARANTEE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. This Guarantee is subject to the Trust Indenture Act, and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Guarantee, the latter provision shall control. If any provision of this Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee as so modified, or to be excluded, as the case may be, whether or not such provision of this Guarantee refers expressly to such provision of the Trust Indenture Act. The Guarantor is an “obligor” as such term is defined in and solely for purposes of the Trust Indenture Act and is required to comply with the provisions of the Applicable Indenture, compliance with which is required by an “obligor” under the Trust Indenture Act.
          SECTION 5.10 Amendment; Modification. This Guarantee may be amended, supplemented or modified pursuant to the terms of the Applicable Indenture.
               IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its corporate name, as of the date first above written.

AMERICAN AIRLINES, INC.
By:
Name:
Title:

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